UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2019

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

000-54716	27-0863354
(Commission File Number)	(IRS Employer Identification No.)

10901 Red Circle Dr., Suite 150, Minnetonka, MN 55343

(Address of principal executive offices and zip code)

952-426-1383

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01.  Entry into a Material Definitive Agreement.

2019 Private Placement

As previously disclosed in a Current Report on Form 8-K filed by NeuroOne Medical Technologies Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on January 4, 2019, the Company entered into subscription agreements (each, a “Purchase Agreement”) with a number of institutional and accredited investors (the “Purchasers”) pursuant to which the Company, in a private placement (the “2019 Private Placement”), agreed to issue and sell to the Purchasers units (each, a “Unit”), each consisting of (i) 1 share (each, a “Share”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a warrant to purchase 1 share of Common Stock at an initial exercise price of $3.00 per share (the “Warrants”).  Between June 28, 2019 and July 1, 2019, the Company entered into Purchase Agreements with 7 additional Purchasers, and issued and sold an aggregate of 116,000 Units to the Purchasers, for total gross proceeds to the Company of approximately $290,000 before deducting offering expenses. On July 1, 2019, the Board of Directors of the Company terminated the 2019 Private Placement. As of the date of this Current Report on Form 8-K, the Company has issued an aggregate of 2,338,179 Units, for total gross proceeds to the Company of approximately $5,845,448 in connection with the 2019 Private Placement.

In connection with the 2019 Private Placement and pursuant to engagement letters with Paulson Investment Company, LLC (“Paulson”) and HRA Capital (“HRA”), the placement agents, the Company issued (i) 5-year warrants to Paulson and its affiliates (the “Paulson Warrants”) to purchase 193,417 shares of Common Stock at an exercise price of $2.75 per share and (ii) 5-year warrants to Corinthian Partners, LLC, an affiliate of HRA, and certain other HRA affiliates, to purchase 17,760 shares of Common Stock at an exercise price of $3.00 per share (the “HRA 2019 PIPE Warrants,” and together with the Paulson Warrants, the “2019 Broker Warrants”). The 2019 Broker Warrants are exercisable beginning on the date of issuance, July 1, 2019, and will expire on July 1, 2024, five years from the date of the 2019 Private Placement final closing.

HRA is affiliated with Chromium 24 LLC, which was previously a greater than 5% beneficial owner, and Lifestyle Healthcare LLC, a current greater than 5% beneficial owner.

On July 2, 2019, the Company entered into an amendment to its agreement with Paulson, pursuant to which the Company agreed to file a registration statement with the SEC covering the resale of the Shares sold in the 2019 Private Placement and the shares of Common Stock issuable upon exercise of the Warrants within 14 days of the termination of the 2019 Private Placement.

2018 Private Placement Broker Warrants

From July 9, 2018 through November 30, 2018, the Company entered into purchase agreements with accredited investors, pursuant to which the Company, agreed to issue and sell units, each consisting of (i) one share of our Common Stock and (ii) a warrant to purchase 1 share of Common Stock at an initial exercise price of $3.00 per share (the “2018 Private Placement”). In connection with the 2018 Private Placement, on July 1, 2019, the Company issued to affiliates of HRA warrants to purchase 36,096 shares of Common Stock at an exercise price of $3.00 per share, which warrants were exercisable beginning on the date of issuance, July 1, 2019, and expiring on July 1, 2024 (the “2018 Broker Warrants”).

Note Transaction Broker Warrants

From November 2016 to June 2017, the Company issued 8% convertible promissory notes in an aggregate principal amount of $1.6 million (the “Series 1 Notes”) and warrants to purchase shares of the Company’s capital stock. In August 2017, the Company entered into a subscription agreement and issued interest free promissory notes in an aggregate principal amount of $253,000 to certain accredited investors, which notes were subsequently amended to become 8% convertible promissory notes and to increase warrant coverage among other items (the “Series 2 Notes”). From October 2017 to May 2018, the Company issued 8% convertible promissory notes (the “Series 3 Notes” and, together with the Series 1 Notes and Series 2 Notes, the “Notes”) in an aggregate principal amount of $1.5 million and warrants to purchase shares of the Company’s capital stock. The Series 1 Notes, Series 2 Notes and Series 3 Notes were converted to Common Stock in accordance with their terms. In connection with the Notes transactions, on July 1, 2019, the Company issued to affiliates of HRA warrants to purchase 135,512 shares of Common Stock at an exercise price of $2.00 per share, which warrants were exercisable beginning on the date of issuance, July 1, 2019 and expiring on July 1, 2024 (together with the 2018 Broker Warrants and the HRA 2019 PIPE Warrants, the “HRA Warrants” and, together with the 2019 Broker Warrants, the “Broker Warrants”).

Prior to expiration, subject to the terms and conditions set forth in the Broker Warrants, the holders of such Broker Warrants may exercise the Broker Warrants for shares of Common Stock by providing notice to the Company and paying the exercise price per share for each share so exercised.

The foregoing summary descriptions of the Broker Warrants do not purport to be complete and are qualified in their entirety by reference to the Form of Paulson Warrant and Form of HRA Warrant, which are attached as Exhibits 4.2 and 4.3 hereto, respectively, and incorporated herein by reference.

The representations, warranties and covenants contained in the Broker Warrants were made solely for the benefit of the parties to the Broker Warrants and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Broker Warrants are incorporated herein by reference only to provide investors with information regarding the terms of such documents and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02.  Unregistered Sales of Equity Securities.

The description set forth in Item 1.01 above is hereby incorporated by reference into this Item 3.02.

In connection with the 2019 Private Placement, the Company issued Shares and Warrants to the Purchasers, and Broker Warrants to the placement agents and their affiliates, all of whom are accredited investors, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Purchasers and the placement agents and their affiliates. The Shares, Warrants, Broker Warrants and the shares of Common Stock issuable upon exercise of the Warrants and Broker Warrants have not been and may not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Shares, Warrants, Broker Warrants, shares of Common Stock issuable upon exercise of the Warrants or Broker Warrants or any other securities of the Company.

 Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

4.1*	Form of Warrant.
4.2	Form of Paulson Warrant.
4.3	Form of HRA Warrant.
10.1*	Form of Purchase Agreement.
10.2*	Form of Registration Rights Agreement.

* Incorporated by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

Dated: July 5, 2019

	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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